UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2010

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

As previously announced by MainSource Financial Group, Inc. (the “Company”), Archie M. Brown, the Company’s Chief Executive Officer and President, and James M. Anderson, the Company’s Chief Financial Officer, presented at the Sandler O’Neill + Partners, L.P. East Coast Financial Services Conference on Thursday, November 11, 2010, at 10:20 a.m. E.S.T.  Exhibit 99.1 is a copy of the slides used in connection with the presentation. The slides are also posted on the Company’s website and will be available for 30 days following the presentation.

The financial information on the slides includes certain non-GAAP financial measures. A discussion of those non-GAAP financial measures and a reconciliation from GAAP to non-GAAP measures is included as Exhibit 99.2 and is incorporated herein by reference.

The slides are being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section.  Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           MainSource Financial Group, Inc. presentation slides dated November 11, 2010.

99.2                           Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on November 11, 2010 at the Sandler O’Neill + Partners, L.P. East Coast Financial Services Conference.

*         *         *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2010

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	MainSource Financial Group, Inc. presentation slides dated November 11, 2010.

99.2	Reconciliation from GAAP to non-GAAP financial measures used in slides to be presented on November 11, 2010 at the Sandler O’Neill + Partners, L.P. East Coast Financial Services Conference.